CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Semiannual Report for the following series of Schwab Strategic Trust – Schwab Fundamental U.S. Broad Market ETF, Schwab Fundamental U.S. Large Company ETF, Schwab Fundamental U.S. Small Company ETF, Schwab Fundamental International Equity ETF, Schwab Fundamental International Small Equity ETF, Schwab Fundamental Emerging Markets Equity ETF, and Schwab U.S. REIT ETF (the “Funds”) on Form N-CSRS for the period ended August 31, 2026 (“periodic report”), each of the undersigned, being the Principal Executive Officer and Principal Financial Officer, respectively, hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Funds for the period presented therein.

/s/ Omar Aguilar	Date: October 19, 2026
Omar Aguilar
Principal Executive Officer (Chief Executive Officer)

/s/ Dana Smith	Date: October 19, 2026
Dana Smith
Principal Financial Officer (Chief Financial Officer)

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. section 1350 and is not being filed as part of the Form N-CSRS with the Commission.